UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014 (September 9, 2014)

USG Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

USG Corporation furnished a notice to participants in the USG Corporation Investment Plan (the “Plan”), informing them that there will be a temporary “blackout period” that will apply to the Plan due to the Plan’s conversion to a new third party administrator. The notice stated that, during the blackout period, Plan participants will be unable to direct or diversify investments in their individual accounts, obtain a loan from the Plan, or obtain a distribution from the Plan. The notice further stated that the blackout period will be in effect beginning at 4:00 p.m. Eastern time on September 25, 2014 and is expected to end during the week of October 12, 2014.

In connection with the foregoing, on September 9, 2014, the company sent a notice to its directors and executive officers informing them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR (Blackout Trading Restriction), during the blackout period each of them is prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any equity securities of USG Corporation (or derivatives thereof) acquired in connection with his or her service or employment as a director or executive officer. The notice to directors and executive officers is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

During the blackout period and for a period of two years after the ending date thereof, a security holder of USG Corporation or other interested person may obtain, without charge, information regarding the actual beginning and ending dates of the blackout period, by contacting:

USG Corporation

550 West Adams Street

Chicago, Illinois 60661-3676

Attention:	Brian J. Cook, Senior Vice President, Human Resources and Communications
Telephone:	(312) 436-4000

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Notice to directors and executive officers dated September 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

By:	/s/ Brian J. Cook
Name: Brian J. Cook
Title: Senior Vice President, Human Resources and Communications

Date: September 9, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 99.1	Notice to directors and executive officers dated September 9, 2014